EMPLOYMENT AGREEMENT


     AGREEMENT made and entered into this 1st day of September, 1997, but as of the Effective Date hereinafter defined, by and between NORTH COUNTRY BANK
AND TRUST, a Michigan banking corporation ("Bank") and Anthony Palumbo ("Employee");

                       RECITAL:

     The parties desire to set forth the terms of the employment relationship between the Bank and the Employee.

     NOW, THEREFORE, IT IS AGREED as follows:

     1. Employment. The Employee is employed to render such executive services to Bank as may from time to time be reasonably directed by Bank's President and CEO and/or the Bank board of directors. Among his other duties, it is contemplated that he will serve as the Vice President of Central Credit of Bank.

     2.   Compensation.  Bank agrees to pay the
Employee during the term of this Agreement a salary in the sum of Sixty Five Thousand Dollars ($65,000) per annum. The salary provided herein shall be payable in accordance with the periodic payment procedures for all employees of Bank. The Employee's salary shall be reviewed by the board of directors of Bank not less often than annually beginning as of September 1, 1997 and may be adjusted from time to time in such amounts as the board in its discretion may determine. The
Employee's salary shall be subject to the usual withholding taxes required with respect to compensation paid by a corporation to an employee.

     3. Bonuses. In addition to the salary provided for in Section 2, the Employee shall be entitled to participate in discretionary or performance goal bonuses as may be from time to time authorized and declared by the board of directors of Bank to its executive employees. However, the Employee shall not be entitled to participate in or to receive all or any portion of any such bonus unless he is employed by Bank on the last day of the calendar year for which the bonus is to be paid.

     4.   Retirement Employee Benefit Plans and Fringe
Benefits. The Employee shall also be entitled to the following:

          (a)  The Employee shall be entitled to
     participate in any plan of Bank relating to pension, thrift, deferred profit-sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that Bank may have in effect or adopt for the benefit of its executive employees.

          (b)  The Employee shall be eligible to
     participate in any other fringe benefits which may be applicable to Bank's executive employees, including, but not limited to, the following: use of a company automobile; membership in various social, business and trade organizations; a reasonable expense account; the payment of reasonable expenses for attending annual and periodic meetings of trade associations; and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement.

     5. Term. The term of employment under this Agreement shall be a period commencing on the Effective
Date hereof and ending at midnight on ________________.

     6.   Effective Date.  For purposes of this
Agreement, the "Effective Date" is ______________.

     7. Standards and Policies. The Employee shall perform his duties under this Agreement in accordance with reasonable standards and policies established from time to time by the board of directors of Bank.

     8. Paid Time Off. At such reasonable times as the board of directors of Bank shall in their discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as paid time off, provided that:

          (a)  The Employee shall be entitled to paid
     time off of not less than ______ (__) weeks per full calendar year of employment, with paid time off prorated for employment for any period of less than a full calendar year.

          (b)  The timing of paid time off shall be
     scheduled in a reasonable manner by Bank.  The
     Employee shall not be entitled to receive any additional compensation from Bank on account of his failure to take paid time off, nor shall he be entitled to accumulate paid time off from one calendar year to the next except that up to, but no more than, twenty (20) days of paid time off may be accumulated and carried forward. Any accumulated paid time off not used by Employee prior to termination of his employment shall be forfeited, unless Bank terminates his employment without "cause" (as defined in Section 10) in which case he shall be compensated for any unused paid time off.

     9.   Confidentiality, Noncompetition, Etc.
Employee acknowledges that (i) the Bank business is intensely competitive and that the Employee's employment by Bank requires that the Employee have access to and knowledge of confidential information of Bank, including, but not limited to, the identity of Bank's customers, the kinds of services provided by Bank to customers and offered to be performed for potential customers, the service needs of actual or prospective customers, product and service pricing information, computer software applications and other programs, personnel information and other trade secrets
("Confidential Information"); (ii) the direct and indirect disclosure of any such Confidential
Information to existing or potential competitors of Bank would place Bank at a competitive disadvantage and would cause damage, monetary or otherwise, to Bank's business; and (iii) the engaging by the Employee in any of the activities prohibited by this Section 9 may constitute improper appropriation and/or use of such information and trade secrets. The Employee expressly acknowledges the trade secret status of the Confidential Information and that the Confidential
Information constitutes a protectable business interest of Bank. Accordingly, Bank and the Employee agree as follows:

          (a)  For purposes of this Section 9, Bank
     shall be construed to include Bank and its affiliates.

          (b) During the term of this Agreement and at all times after the termination of the Employee's employment by expiration of the term or otherwise, the Employee shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Confidential Information, other than in the proper performance of the duties contemplated herein, or as required by a court of competent jurisdiction or other administrative or legislative body; provided that, prior to disclosing any of the Confidential Information to a court or other administrative or legislative body, Employee shall promptly notify Bank so that Bank may seek a protective order or other appropriate remedy. Employee agrees to return all Confidential Information, including all photocopies, extracts and summaries thereof, and such information stored electronically on tapes, computer discs or in any other manner to Bank upon termination of his employment for any reason.

          (c)  Employee shall not, so long as he is
     employed by Bank, engage in "Competition" with Bank. For purposes of this Agreement, Competition by Employee shall mean Employee's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, licensor, trustee, broker, agent, stockholder, member, owner, joint venturer or partner of, or permitting his name to be used in connection with the activities of any other business or organization anywhere which competes directly or indirectly, with business of Bank as the same shall be constituted at any time during his employment.

          (d)  For a period of two (2) years following
     the termination of the Employee's employment, whether upon expiration of the term or otherwise, the Employee shall not engage in Competition, as defined above, with Bank in any locality or region in which Bank had operations at the time of, or within six (6) months prior to the Employee's termination, or in which, during the six (6) month period prior to the Employee's termination, Bank had made substantial plans with the intention of establishing operations in such locality or region; provided that, it shall not be a violation of this subparagraph for the Employee to become the registered or beneficial owner of up to 5% of any class of the capital stock of a competing corporation registered under the Securities
     Exchange Act of 1934, as amended, provided that the Employee does not actively participate in the business of such corporation until such time as this covenant expires; provided further that this subparagraph shall not apply or have any effect if the Employee is terminated by Bank without "cause"
     (as defined in Section 10) and for reasons other than the Employee's Disability (as defined in Section 10).

          (e) For a period of three (3) years after he ceases to be employed hereunder by Bank, whether upon expiration of the term or otherwise, the Employee agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, do any of tile following:

               (i)  Solicit from any customer doing
          business with Bank as of the Employee's
          termination, business of the same or of a similar nature to the business of Bank with such customer;

               (ii) Solicit from any known potential
          customer of Bank business of the same or of a similar nature to that which has been the subject of a known written or oral bid, offer or proposal by Bank, or of substantial preparation with a view to making such a bid, proposal or offer, within six (6) months prior to the Employee's termination;

               (iii)     Solicit the employment or
          services of, or hire any person who was known to be employed by or was a known consultant to Bank upon termination of the Employee's employment, or within six months prior thereto; or

               (iv) Otherwise interfere with the
          business or accounts of Bank including the making of any statements or comments of a defamatory or disparaging nature to third parties regarding Bank or its officers, directors, personnel or services.

          (f)  Employee acknowledges that Bank would
     not be adequately compensated by damages in an action at law as a result of a material breach of this Agreement and that a material breach or threatened breach by him of any of the provisions contained in this Section 9 would cause Bank irreparable injury. Employee therefore agrees that Bank shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Employee from any such violation or threatened violations.

          (g) Employee further acknowledges and agrees that due to the uniqueness of his services and confidential nature of the information he will possess, the covenants set forth herein are reasonable and necessary for the protection of the business and goodwill of Bank.

     10.  Termination of Employment.

          (a)  The Employee's employment under this
     Agreement may be terminated at any time by the board of directors of Bank with or without "cause"
     (as defined below). The Employee shall have no right to receive severance pay or any other remuneration whatsoever under this Agreement for any period after his voluntary termination or termination for cause. For purposes of this Agreement, for "cause" shall mean termination for only the following reasons:

               (i)  Personal dishonesty materially
          affecting Bank or any of its affiliates;

               (ii) Willful misconduct;

               (iii)     Willful breach of a fiduciary
          duty involving personal profit;

               (iv) Intentional failure to perform
          stated duties;

               (v)  WHIM violation of any law, rule, or
          regulation relating to the operation of Bank or any of its affiliates;

               (vi) The order of any court or
          supervising agency with jurisdiction over the affairs of Bank or any of its affiliates; or

               (vii)     The Employee's violation of
          any material provision of this Agreement or any Bank policy.

          (b)  This Agreement may be terminated by the
     Employee at any time upon ninety (90) days' written notice to Bank or upon such shorter period as may be agreed upon between the Employee and the board of directors of Bank. In the event of such termination, Bank shall be obligated only to continue to pay the Employee's salary and provide the other benefits provided by this Agreement up to the date of the termination.

          (c)  If the Employee's employment is
     terminated by Bank without cause, and for reasons other than the Employee's Disability (as defined below), then, in lieu of any and all damages or other compensation to which Employee might otherwise be entitled under this Agreement, Bank shall continue to pay to the Employee as severance pay, the full amount of the salary required by
     Section 2 of this Agreement, without reduction, discount or a duty to mitigate damages, until the end of the employment term specified in Section 5;
     subject, however, to Bank's right to discontinue such payments in the event of the Employee's breach of any of the provisions of Section 9 of this Agreement.

          (d)  If the Employee's employment is
     terminated by Bank because of the Employee's
     Disability (as defined below), he shall be entitled to receive whatever benefits may be provided by the Bank disability plan in effect at that time for executive officers but he shall have no right to receive severance payments or any other remuneration or other benefits under this Agreement of any kind subsequent to tile date of his termination because of his Disability. For purposes of this Agreement, "Disability" shall mean an illness, injury or other incapacitating condition as a result of which the Employee is unable to perform the services required to be performed under this Agreement for (i) ninety (90) consecutive days during the term of this Agreement, or (ii) a period or periods aggregating more than ninety (90) days in any six (6) consecutive months. In any such event, Bank may, in its discretion reasonably exercised, terminate this Agreement by giving notice to the Employee of termination for Disability. The Employee agrees to submit to such medical examinations as may be necessary to determine whether a Disability exists, pursuant to such reasonable request made by Bank from time to time.

          (e)  In the event of the death of the
     Employee during the term of this Agreement, the Employee's estate shall be entitled to receive the salary due the

     Employee through the last day of
     the calendar month in which his death shall have occurred plus such other benefits as shall have accrued under this Agreement.

          (f)  If the Employee is temporarily
     prohibited from participating in the conduct of Banks affairs at the request of or by the order of any court or supervising agency with jurisdiction over Bank, Bank's obligations under this Agreement shall not terminate and the Employee shall be placed on administrative leave with or without pay in the discretion of Bank's board of directors.
     If the charges in the proceeding out of which such request or order is issued mature into a permanent prohibition order, unless stayed by appropriate proceedings, Bank's obligations hereunder shall terminate as of the effective date of such permanent order.

          (g)  If the Employee is permanently
     prohibited from participating in the conduct of Bank's affairs by the final order of any court or supervising agency with jurisdiction over Bank, all obligations of Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected

          (h) All obligations under this Agreement may be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of Bank:

               (i)  By the Federal Deposit Insurance
          Corporation ("FDIC") at the time the FDIC enters into an agreement to provide assistance to or on behalf of Bank; and

               (ii) By the FDIC, or any other agency,
          at the time the FDIC or other agency approves a supervisory merger to resolve problems related to the operation of Bank or when Bank is determined by the FDIC or other agency to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     11.  Affiliate Defined.  For purposes of this
Agreement, the term "affiliate" means any corporation or other entity that controls, is controlled by or under common control with Bank, and includes, without limitation, First Manistique Corporation and each of its subsidiaries, as well as any subsidiary of Bank.

     12. No Assignments. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining the written consent of the other party.

     13. Other Contracts. As of the Effective Date, all other prior agreements regarding conditions of employment, whether written or oral, are hereby terminated and superseded by this Agreement.

     14. Notices. Any notices under this Agreement shall be deemed given when in writing and delivered personally or sent by certified mail, postage prepaid, to the last known address of the party to whom notice is given. If sent by mail, notice shall be deemed given on the second day after mailing.

     15. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

     16. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

     17.  Severability.  The provisions of this
Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provision shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

     18. Arbitration. Any dispute, controversy, or claim arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted in Manistique, Michigan, before a panel of three arbitrators, each of whom is a resident of Schoolcraft County, in accordance with the rules of the American Arbitration Association then in effect.
Judgment may be entered on the arbitrators award in any court having jurisdiction. Unless otherwise provided in the Rules of the American Arbitration Association, the arbitrators shall, in their award, allocate between the parties the costs of arbitration, which shall include reasonable attorneys fees and expenses of the parties, as well as the arbitrators fees and expenses, in such proportions as the arbitrators deem just.

     19.  Governing Law.  This Agreement shall be
governed by the laws of the United States of America and the State of Michigan.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Employer:                          Employee:

NORTH COUNTRY BANK AND TRUST
                                   /s/ Anthony Palumbo
                                  ------------------------
By: /s/  Sherry Littlejohn
   ---------------------------
   Its: President